EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Section 1350 Certification

In connection with the Quarterly Report of Zonzia Media, Inc (the “Company”) on Form 10-Q for the fiscal quarter ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Myles A. Pressey III, Interim Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d)); and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  November 23, 2015

/s/ Myles A. Pressey III
Myles A. Pressey III
Interim Principal Financial Officer